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                          LICENSE AND SUPPORT AGREEMENT

This License and Support Agreement ("Agreement") is entered into as of 30 September 1996 between Advanced Radio Technologies Corporation ("ART US") of Bellevue, Washington, USA and Advanced Radio Telecom Sweden AB of Stockholm, Sweden ("ART Sweden"). In return for the promise of issuance of shares, the number and value of which is the subject of a separate Shareholders Agreement in ART Sweden between ART US and Trond Johannessen, dated 30 September 1996, and other valuable consideration duly acknowledged, ART US and ART Sweden agree as follows:

1. ART US and ART Sweden will enter into a license agreement that shall grant ART Sweden an exclusive, fully paid-up, perpetual license to use, in the territory of Sweden only, the proprietary service marks, service names, trade names and/or trademarks "Advanced Radio Telecom", "Advanced Radio Technologies", "ART" and "DigiWave" and other service/trade names/marks as ART US shall develop relating to terrestrial wireless fixed broadband communications services. ART Sweden agrees to grant ART US an exclusive, fully paid-up, perpetual license to use in all territories other than the territory of Sweden, any service/trade names/marks that ART Sweden develops relating to wireless broadband communications services.

2. ART US shall license to ART Sweden, in the territory of Sweden only, use of technology relating to terrestrial wireless fixed broadband communications ("Technology") acquired or developed by ART US as provided herein. Subject to contract restrictions, intellectual property rights held by third parties and export licensing requirements or other applicable statutory or regulatory limitations or restrictions, technology acquired by ART US shall be licensed to ART Sweden on the same terms and conditions as apply to ART US. Subject to intellectual property rights held by third parties and export licensing requirements, or other applicable statutory or regulatory limitations or restrictions, Technology developed by ART US shall be made available to ART Sweden on a cost basis (including reasonably attributable overhead). ART Sweden shall grant ART US access to Technology acquired or developed by ART Sweden on the same basis.

3. ART US shall use reasonable efforts to provide in any new contracts for the purchase, lease or other acquisition or use of terrestrial fixed wireless broadband communications service equipment ("Equipment") that ART Sweden shall have the right to purchase, lease, or otherwise acquire such Equipment on the same terms and conditions as ART US. ART US shall use reasonable efforts to attempt to amend any existing agreements, if necessary, to provide ART Sweden with the right granted above. ART Sweden shall use reasonable efforts to provide reciprocal terms in any Equipment contracts it enters into.

4    Subject to existing license restrictions, if any, ART US shall provide ART
Sweden with access to and use of ART US billing systems and software subject to similar terms, conditions


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and license fees as apply to ART US.  ART US shall provide technical assistance and support to ART Sweden on a cost basis (including reasonably attributable overhead) for accounting and billing.

5. ART Sweden and ART US, for the cost of reproduction, shall have access to and use of all marketing materials developed or produced by the other, and each party shall grant to the other such license rights as may be necessary to utilize such marketing materials.

6. ART US shall provide ART Sweden with training at ART US headquarters or such other locations as ART US may decide, subject to the availability of facilities and personnel, on a cost basis (including reasonably attributable overhead).

7. ART US shall provide to ART Sweden network monitoring services via the Network Management System located at ART US headquarters. ART US shall provide ART Sweden with a customer support desk and hotline manned on a 24 hour, 7 days a week basis. A separate agreement for these services shall be negotiated by the parties which shall provide for reimbursement on a cost basis (including reasonably attributable overhead) including, but not limited to, all communications costs.

8. ART US and ART Sweden shall provide to each other copies, in electronic and printed form, of all standard agreements, forms and price sheets developed by the Parties.

9. Each party shall provide to the other copies of any operating manuals relating to terrestrial fixed wireless broadband communications services.

10. ART US shall introduce to ART Sweden, upon request, customers of ART US with a presence in Sweden. ART Sweden shall introduce to ART US or any ART Affiliate, upon request, customers of ART Sweden with a presence in the United States or in any other country in which an ART Affiliate is doing or planning business. For the purpose of this paragraph, the term "ART Affiliate" shall mean any company or business organization in which ART US has an ownership interest.

11. ART US shall provide to ART Sweden computer resources and computer systems support, including but not limited to Geographic Information Systems, to the extent that computer resources personnel are available. Such resources and support shall be provided on a cost basis (including reasonably attributable overhead).

12. ART US shall provide to ART Sweden access to all relevant business concepts, methods, procedures, management systems, compensation plans and other relevant business and management tools developed by ART US.

13. ART US shall provide to ART Sweden engineering support to the extent ART US engineering personnel are available, on a cost basis (including reasonably attributable overhead).


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SIGNED AND AGREED AS OF THE DATE ABOVE FIRST WRITTEN:

Advanced Radio Technologies Corporation         Advanced Radio Telecom Sweden AB

_______________________________________         ________________________________
Mr. Vernon Fotheringham                         Mr. Charles Menatti
Chairman & CEO                                  Director


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